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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF THOMAS L. SIVAK]


December 13, 1996


Daniel Industries, Inc.
9753 Pine Lake Drive
Houston, Texas  77055

Attention:  Michael R. Yellin

Gentlemen:

         I have acted as counsel for Daniel Industries, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 452,900 shares of the Company's common stock, $1.25 par value per share, including the preferred share purchase rights associated therewith (collectively, the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Bettis Corporation 1994 Stock Incentive Plan (including the form of Nonstatutory Stock Option Agreement used in connection therewith), the Bettis Corporation 1994 Nonemployee Directors' Stock Option Plan (including the form of Nonemployee Director's Stock Option Agreement used in connection therewith) and the form of Stock Option Assumption whereby the Company agrees to assume the options and to substitute shares for Bettis common stock (collectively, the "Option Documents").

         I have examined (i) the Certificate of Incorporation and By-Laws of the Company, each as amended to date, (ii) the Option Documents, (iii) the Registration Statement, and (iv) such certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Option Documents, will be validly issued, fully paid and nonassessable.
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Forms S-8
December 13, 1996
Page 2


         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.

                                        Very truly yours,



                                        Thomas L. Sivak





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